AMENDMENT TO STOCK OPTION AGREEMENT

THIS AMENDMENT TO STOCK OPTION AGREEMENT is entered into as of the 27th day of January, 2006.

BETWEEN:

GEOCOM RESOURCES INC., a company incorporated pursuant to the laws of the State of Nevada, of Suite 413, 114 West Magnolia Street, Bellingham, Washington, 98225

(the “Company”)

AND:

______________________, whose address is _______________

__________________________________________

(the “Optionee”).

WHEREAS:

A.           The Company and the Optionee entered into a stock option agreement dated July 26, 2004 (the “Option Agreement”) pursuant to which the Company granted to the Optionee options to purchase a total of ____________ shares of Common Stock (the “Options”) at an exercise price of US$0.64 per share; and

B.            The Company and the Optionee wish to amend the Option Agreement so that the exercise price is reduced from US$0.64 per share to US$0.25 per share and on the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One ($1.00) Dollar now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.	Amendment.
(a) Paragraph 1 of the Option Agreement is deleted and replaced with the following:
	“1.	Exercise Price. The exercise price of the Options shall be $0.25 per share.”

(b)           The second paragraph of the Notice of Election to Exercise, attached as Exhibit A to the Option Agreement, is deleted and replaced with the following:

“The undersigned hereby elects to exercise Optionee's option to purchase ____________________ shares of the common stock of the Company at a price of $0.25 per share, for aggregate consideration of $____________, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.”

D/JCU/825521.1

2.                           Force and Effect. The Company and the Optionee each acknowledge and agree that all other provisions of the Option Agreement remain in full force and effect.

3.                           Entire Agreement. Notwithstanding any other terms contained herein, the parties expressly acknowledge that this Agreement, together with the Option Agreement constitute the entire agreement. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

3.                           Governing Law. This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Optionee irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

4.                           Survival. This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

5.                           Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

6.                           Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

GEOCOM RESOURCES INC.

Per:
Authorized Signatory

[NAME]

D/JCU/825521.1